SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2003

VERTEL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	0-19640	95-3948704

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21300 Victory Boulevard, Suite 700, Woodland Hills, California		91367

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 227-1400

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events and Required FD Disclosure.

                   Pursuant to three six-month term Secured Promissory Notes and a related Security Agreement, each dated March 26, 2003, Vertel Corporation, a California corporation, raised gross proceeds of $500,000 for additional working capital.

Item 7	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

	(c)	EXHIBITS.

	10.1	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy Fund LLC in the amount of $25,000.

	10.2	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy Institutional Fund LLC in the amount of $232,500.

	10.3	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy International LLC in the amount of $242,500.

	10.4	Security Agreement, dated March 26, 2003, by and among Vertel Corporation, DMG Legacy Fund LLC, DMG Legacy Institutional Fund LLC and DMG Legacy International LLC.

	99.1	Press Release of Vertel dated March 26, 2003.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEL CORPORATION
(Registrant)

Date: March 28, 2003	By:	/s/ MARC E. MAASSEN

Marc E. Maassen President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No	Description

10.1	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy Fund LLC in the amount of $25,000.

10.2	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy Institutional Fund LLC in the amount of $232,500.

10.3	Secured Promissory Note, dated March 26, 2003, between Vertel Corporation and DMG Legacy International LLC in the amount of $242,500.

10.4	Security Agreement, dated March 26, 2003, by and among Vertel Corporation, DMG Legacy Fund LLC, DMG Legacy Institutional Fund LLC and DMG Legacy International LLC.

99.1	Press Release of Vertel dated March 26, 2003.